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                                                                   EXHIBIT 10.1

           AMENDED AND RESTATED EMPLOYMENT AND NON-COMPETE AGREEMENT

         THIS AGREEMENT is between AutoZone, Inc., a Nevada corporation and its various subsidiaries (collectively "AutoZone"), and Steve Odland, an individual ("Employee"), dated as of October 23, 2003 (the "Effective Date") and is an amendment and restatement of the Employment and Non-Compete Agreement between Employee and AutoZone dated January 29, 2001 (as amended and restated the "Agreement"). For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Employment. AutoZone agrees to employ Employee and Employee agrees to remain in the employment of AutoZone, or a subsidiary or affiliate, until the expiration of the Term or until earlier termination as provided under this Agreement. If Employee's employment shall continue after December 31, 2007, Employee's employment shall be at will and, subject to the obligations of AutoZone, Inc. under Paragraph 9(b) or 11(b) (as the case may be), may be terminated by AutoZone with or without Cause or by Employee with or without Good Reason at any time thereafter.

2. Term. This Agreement shall be effective as of the Effective Date and shall continue until December 31, 2007 unless sooner terminated pursuant to Paragraph 9, 10 or 11. The period of employment under this Paragraph 2 is referred to as the "Term."

3.       Salary. Employee shall receive a salary from AutoZone as follows:
         During the Term, Employee shall receive minimum annual compensation of $1,000,000, subject to increases as determined by the Compensation Committee of the Board of Directors ("Base Salary"). The Base Salary amount shall be paid on a pro-rated basis for all partial years based on a 364-day year. AutoZone reserves the right to increase the Base Salary above the amounts stated above in its sole discretion. All salary shall be paid at the same time and in the same manner that AutoZone's other senior executives are paid.

4. Annual Bonuses. During the Term, Employee shall be entitled to receive an annual bonus (the "Annual Bonus") in an amount equal to 100% of his Base Salary if the Target is met, subject to and determined in accordance with AutoZone's Executive Incentive Compensation Plan (the "Bonus Plan") and the policies and procedures established by AutoZone's Compensation Committee of the Board of Directors which shall be based upon the financial and operational goals and objectives for the Employee and AutoZone established by the Compensation Committee for each of AutoZone's fiscal years ("Target") in accordance with the Bonus Plan. The Target is established at the sole discretion of the Compensation Committee and Board of Directors and is subject to review and revision at any time upon notification to the Employee. All bonuses shall be paid at the same time and in the same manner that AutoZone's other senior executives are paid.

5. Duties. Employee shall serve as Chairman of AutoZone's Board of Directors and Chief Executive Officer of AutoZone, Inc., performing such duties as AutoZone, Inc.'s Board of Directors may direct from time to time and as are normally associated with such a position. AutoZone may, in its sole discretion, alter, expand or curtail the services to be performed by Employee or position held by Employee from time to time, without adjustment in compensation. Employee shall devote his full time and attention to AutoZone's business. During the term of this Agreement, Employee shall not engage in any other business activity that conflicts with his duties with AutoZone, regardless of whether it is pursued for gain or profit. Employee may, however, invest his assets in or serve on the Board of Directors of other companies so long as they do not require Employee's services in the day to day operation of their affairs and do not violate AutoZone's conflict of interest policy.

6. Other Compensation and Benefits. Other compensation and benefits to be received by Employee from AutoZone shall at least be the ordinary benefits received by AutoZone's other executive officers, which may be changed by AutoZone in its sole discretion from time to time. Employee shall be considered for possible annual or other grants of stock options and other equity compensation as determined by the Compensation Committee of the Board of Directors in its discretion based on Employee's performance, consistent with the treatment of other senior executives of AutoZone. Any grants of stock options or other equity compensation

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         made to Employee after the Effective Date shall provide by their terms that they (i) shall vest in full and become immediately exercisable upon the termination of Employee's employment with AutoZone pursuant to Paragraphs 9(a), 9(b) or 11, as the case may be, and (ii) shall expire at the earlier of their full normal term or the following dates after the date of Employee's termination of employment with AutoZone for the following reasons: (x) immediately upon termination if by AutoZone for Cause, (y) one year after termination if by reason of Employee's death, (z) 90 days after termination if by AutoZone without Cause or by Employee for any reason or no reason, including a termination of employment by reason of Employee's disability, and that if Employee's employment terminates on or after Employee's normal retirement date under AutoZone's Pension Plan, such options shall expire at the end of their full normal term.

7. Supplemental Pension Plan Service Credit. For all purposes under AutoZone's Executive Deferred Compensation Plan (a copy of which is on file with the Securities and Exchange Commission, the "supplemental pension"), Employee shall continue to be eligible for participation therein and, in addition to his years of service with AutoZone prior to the freeze of the plan, has been credited with four years of defined benefit pension accruals and vesting service for Employee's time in service with Employee's former employer, including, without limitation, a benefit accrual equal to such amounts as Employee would have accrued under the AutoZone tax-qualified pension plan if such plan does not credit Employee with such prior employer service thereunder.

8. Taxes. Employee understands that all salary, bonuses and other benefits will be subject to reduction for amounts required to be withheld by law as taxes and otherwise.

9.       Termination by AutoZone or by Employee for Good Reason

         (a) Without Cause or for Good Reason before January 1, 2008. At any time before January 1, 2008, AutoZone may terminate this Agreement without Cause, and Employee may terminate this Agreement for Good Reason, upon notice by the terminating party to the other party. In such event, Employee shall thereupon resign from AutoZone's Board of Directors and shall cease to be Chief Executive Officer of AutoZone, Inc. In such event, Employee shall continue to be paid his then current Base Salary until December 31, 2007 but for a period of not more than three (3) years (the "Continuation Period"). During the Continuation Period, Employee shall not receive any bonus payments, except as expressly provided herein. During the Continuation Period, Employee shall continue to be an employee of AutoZone or a subsidiary of AutoZone available to perform such services as may be requested by the Chief Executive Officer of AutoZone, pursuant to a mutually satisfactory agreement to be entered into by AutoZone and Employee at that time which shall specify Employee's duties as a common law employee of AutoZone.

         (i) During the Continuation Period, Employee's stock options shall continue to vest and may be exercised in the manner set forth in the respective stock option agreements until the end of the Continuation Period, at which time Employee's employment with AutoZone shall be terminated and further stock option exercise and vesting shall be governed by the terms of the respective stock option agreements. During the Continuation Period, Employee shall receive such other benefits as other executives of AutoZone, including, but not limited to, health and life insurance, on the same terms and conditions. AutoZone shall pay Employee any earned and unpaid bonus from any prior year and a full bonus for the fiscal year in which this Agreement is terminated pursuant to this Paragraph 9(a) calculated based on the period of time elapsed during such fiscal year until this Agreement is terminated and the formula established by the Compensation Committee for officers for that fiscal year. Said bonus shall be paid when other officer bonuses are paid for that fiscal year.

         (ii) At the end of the Continuation Period, Employee's employment with AutoZone shall terminate and Employee shall receive as soon as practicable after such termination a lump-sum cash payment in immediately available funds in an amount equal to
                  (a) 2.99 times his then current annual Base Salary minus (b) the total amount of the Base Salary

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                  paid to Employee during the Continuation Period. In addition, during the period beginning on the date of termination of Employee's employment and ending on the earlier of (A) the third anniversary of the date on which the Continuation
                  Period begins or (B) the first day on which Employee becomes eligible to participate in a group health plan of a subsequent employer which provides benefits comparable to AutoZone's health plan, Employee shall receive health insurance coverage under AutoZone's health insurance plan on the same terms and conditions as other senior executive employees of AutoZone; provided, however, that if Employee is ineligible under the terms of AutoZone's health plan to continue to be so covered, AutoZone shall provide Employee with substantially equivalent coverage through other sources or will provide Employee with a lump-sum payment in such amount that, after all taxes on that amount, shall be equal to the cost to Employee of providing himself such coverage.

         (iii) AutoZone shall have no other obligations other than those stated herein upon the termination of this Agreement and Employee hereby releases AutoZone from any and all obligations and claims except those as are specifically set forth herein.

         (iv) Any provision of this Agreement to the contrary notwithstanding, "Good Reason" shall mean any one of the following events, unless Employee consents in writing:

                  (1) (I) the material failure of AutoZone to comply with the provisions of Paragraphs 3 through 7 of this Agreement, (II) any material adverse change in the status, responsibilities, perquisites of Employee (except, in the case of perquisites, for across-the-board changes applicable to all other senior executives), including any actual material adverse change in status which results from an assignment of this Agreement by AutoZone pursuant to Paragraph 18 below, (III) approval by AutoZone's Board of Directors of a transaction (other than a Change of Control) pursuant to which Employee would cease to be the Chief Executive Officer of AutoZone, Inc. or the publicly-held successor to AutoZone, Inc., provided that Employee has provided written notice of termination to the Board of Directors within 60 days following such approval and provided that such termination shall not be effective until the consummation of such approved transaction, (IV) any failure to nominate or elect Employee as Chairman of the Board of Directors of AutoZone, Inc.(or the publicly-held successor to AutoZone, Inc.), (V) causing or requiring Employee to report to anyone other than the Board of Directors, (VI) assignment of duties which are materially and adversely inconsistent with his positions and duties described in this Agreement or (VII) any other material breach of the Agreement by AutoZone;

                      provided, that no such act or omission shall constitute Good Reason unless Employee gives AutoZone 30 days prior written notice (except as provided in clause (III) of this subparagraph (1)) of such act or omission and AutoZone fails to cure such act or omission within the 30-day period;

                  (2) The failure of AutoZone to assign this Agreement to a successor to AutoZone or failure of a successor to AutoZone to explicitly assume and agree to be bound by the Agreement; or

                  (3) The requiring of Employee to be principally based at any office or location more than 60 miles from the current corporate offices of AutoZone in Memphis, Tennessee.

         (b) Without Cause or For Good Reason after December 31, 2007. At any time after December 31, 2007, AutoZone may terminate Employee's employment without Cause, and Employee may terminate Employee's employment for Good Reason (and, for purposes of this Paragraph 9(b), in any determination of "Good Reason" the provisions of Paragraphs 3 through 7 and Paragraph 18 of this Agreement shall be deemed to survive any expiration of this Agreement under Paragraph 2), upon notice by the terminating party to the other party. In such event,

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                  Employee shall thereupon resign from AutoZone's Board of
                  Directors and shall cease to be Chief Executive Officer of AutoZone, Inc. In the event of a termination pursuant to this Paragraph 9(b),

                  i. Employee shall receive as soon as practicable after the date of the termination of employment (the "Termination Date") a lump-sum cash amount in immediately available funds equal to 2.99 times his then current annual Base Salary. In addition, AutoZone shall pay Employee his full Annual Bonus for the fiscal year which includes the Termination Date pursuant to this Paragraph 9(b), based on the Targets attained by AutoZone and Employee for such fiscal year. Said bonus shall be paid when other officer bonuses are paid for that fiscal year or cycle. Except as set forth in the preceding sentence, Employee shall not be entitled to receive any bonus payments after the termination of his employment hereunder;

                  ii. During the period from the Termination Date and ending on the earlier of (A) the third anniversary of the Termination Date or (B) the first day on which Employee becomes eligible to participate in a group health plan of a subsequent employer which provides benefits comparable to AutoZone's health plan, Employee shall receive health insurance coverage under AutoZone's health insurance plan on the same terms and conditions as other senior executive employees of AutoZone; provided, however, that if Employee is ineligible under the terms of AutoZone's health plan to continue to be so covered, AutoZone shall provide Employee with substantially equivalent coverage through other sources or will provide Employee with a lump-sum payment in such amount that, after all taxes on that amount, shall be equal to the cost to Employee of providing himself such coverage;

                  iii. Any grants of stock options or other equity compensation made to Employee after the Effective Date shall vest in full and become immediately exercisable as of the Termination Date and shall expire at the earlier of the last day of each such grant's full normal term or 90 days after the Termination Date.

                  iv. AutoZone shall have no other obligations other than those stated herein after the Termination Date and Employee hereby releases AutoZone from any and all obligations and claims except those as are specifically set forth herein.

         (c) With Cause. AutoZone shall have the right to terminate this Agreement and Employee's employment with AutoZone for Cause at any time by a determination of a majority of the members of the Board of Directors in good faith. Upon such termination for Cause, Employee shall have no right to receive any compensation, salary, or bonus and shall immediately cease to receive any benefits (other than those as may be required pursuant to the AutoZone Pension Plan or by law) and any stock options shall be governed by the respective stock option agreements in effect between the Employee and AutoZone at that time. "Cause" shall mean (i) the willful engagement by the Employee in conduct which is demonstrably and materially injurious to AutoZone, monetarily or otherwise, and (ii) if reasonably capable of being cured, is not cured by the Employee within thirty (30) days after the Board of Directors provides him with a detailed notice of the conduct that is considered to be grounds for a determination of Cause. For this purpose, no act or failure to act by the Employee shall be considered "willful" unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that his action or omission was in the best interest of AutoZone.

10. Termination by Employee. Employee may terminate this Agreement and Employee's employment with AutoZone at anytime upon written notice to AutoZone. Upon such termination, other than for Good Reason, Employee's employment shall terminate and Employee shall cease to receive any further salary, benefits, or bonus, and all stock options granted shall be governed by the respective stock option agreement(s) between the Employee and AutoZone.

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11.      Termination by Employee upon a Change of Control. In the event of a
         Change of Control at any time during the Term or thereafter, Employee may terminate this Agreement and/or his employment with AutoZone upon a Change of Control of AutoZone after the occurrence of a Change of Control, as follows.

                  (a) In the event of Change of Control before January 1, 2008, Employee may terminate this Agreement by giving written notice to AutoZone within sixty (60) days after the occurrence of a Change of Control and the provisions of Paragraph 9(a) of this Agreement shall then apply.

                  (b) In the event of Change of Control after December 31, 2007 and while Employee is employed by AutoZone, Employee may terminate this Agreement and his employment with AutoZone by giving written notice to AutoZone within sixty (60) days after the occurrence of a Change of Control and the provisions of Paragraph 9(b) of this Agreement shall then apply.

                  (c) Any of the following events shall constitute a "Change of Control": (a) the acquisition after the date hereof, in one or more transactions, of beneficial ownership (as defined in Rule 13d-3(a)(1) under the Securities Exchange Act of 1934, as amended ("Exchange Act")), by any person or entity or any group of persons or entities who constitute a group (as defined in Section 13(d)(3) under the Exchange Act) of any securities such that as a result of such acquisition such person, entity or group beneficially owns AutoZone Inc.'s then outstanding voting securities representing 51% or more of the total combined voting power entitled to vote on a regular basis for a majority of the Board of Directors of AutoZone, Inc. or (b) the sale of all or substantially all of the assets of AutoZone (including, without limitation, by way of merger, consolidation, lease or transfer) in a transaction where AutoZone or the beneficial owners (as defined in Rule 13d-3(a)(1) under the Exchange Act) of capital stock of AutoZone do not receive (i) voting securities representing a majority of the total combined voting power entitled to vote on a regular basis for the board of directors of the acquiring entity or of an affiliate which controls the acquiring entity or (ii) securities representing a majority of the total combined equity interest in the acquiring entity, if other than a corporation; provided however, that the foregoing provisions of this Paragraph 11 shall not apply to any reorganization, recapitalization or similar transaction in which all or substantially all of the individuals and entities who were the beneficial owners of the outstanding voting securities of AutoZone immediately prior to such transaction respectively continue to beneficially own, directly or indirectly, the outstanding voting securities of the surviving entity in such transaction in substantially the same proportions as their beneficial ownership immediately prior to such transaction.

12. Effect of Termination. Any termination of Employee's service as an officer of AutoZone shall be deemed a termination of Employee's service on all boards and as an officer of all subsidiaries of AutoZone.

13. Non-Compete. Employee agrees that he will not, for the three (3) year period commencing on the first day of any Continuation Period, if there is one, or commencing on the date of Employee's termination of employment if there is no Continuation Period prior to such termination of Employment (the "Non-Competition Period"), be engaged in or concerned with, directly or indirectly, any business related to or involved in the retail sale of auto parts to "DIY" customers, or the wholesale or retail sale of auto parts to commercial installers in any state, province, territory or foreign country in which AutoZone operates now or shall operate during the term set forth in this Non-Compete section (herein called "Competitor"), as an employee, director, consultant, beneficial or record owner, partner, joint venturer, officer or agent of the Competitor, other than the acquisition of not more than a 1% equity interest in a publicly-traded Competitor; provided, solely for purposes of excluding any retail business with retail stores that sell automotive parts and automotive accessories as a minor portion of the retail business in each of its retail stores from the term "Competitor", any such retail business engaged in the same business or substantially the same business as that of AutoZone either directly or through an operating division or subsidiary of such retail business shall not be deemed to be a "Competitor" if both (a) the average sales per store per annum of the business or the average sales per store per annum of any organizational unit, part, subpart, subsidiary or affiliate of such business from the sale of automotive parts and automotive accessories (excluding sales at stores which do not sell automotive parts and automotive accessories ) shall be less than 10%

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         of the average sales per store per annum of AutoZone for the same year and (b) the total sales of automotive parts and accessories for any such retail business (including the sales of automotive parts and automotive accessories by any organizational unit, part, subpart, subsidiary or affiliate of such business) shall be, in the aggregate, less than 10% of such business' total gross sales.

         The parties acknowledge and agree that the time, scope, geographic area and other provisions of this Non-Compete section have been specifically negotiated by sophisticated commercial parties and specifically hereby agree that such time, scope, geographic area and other provisions are reasonable under the circumstances and are in exchange for the obligations undertaken by AutoZone pursuant to this Agreement.

         Further, Employee agrees not to hire, for himself or any other entity, encourage anyone or entity to hire, or entice away from AutoZone any employee of AutoZone during the term of this non-compete obligation.

         If at any time in a proceeding under or arising out of this Agreement (or a proceeding brought on behalf of or at the direction of Employee) a court of competent jurisdiction holds that any portion of this Non-Compete section is unenforceable for any reason, then Employee shall forfeit his right to any further salary, bonus, stock option exercises, or benefits from AutoZone during the Non-Competition Period.

14. Confidentiality. Unless otherwise required by law, Employee shall hold in confidence any proprietary or confidential information obtained by him during his employment with AutoZone, which shall include, but not be limited to, information regarding AutoZone's present and future business plans, vendors, systems, operations and personnel. Confidential information shall not include information: (a) publicly disclosed by AutoZone, (b) rightfully received by Employee from a third party without restrictions on disclosure, (c) approved for release or disclosure by AutoZone, or (d) produced or disclosed pursuant to applicable laws, regulation or court order. Employee acknowledges that all such confidential or proprietary information is and shall remain the sole property of AutoZone and all embodiments of such information shall remain with AutoZone. Unless otherwise required by law, each of AutoZone and Employee shall hold in confidence all matters regarding the termination of employment of Employee and the conduct of Employee or the Board of Directors resulting in such termination.

15. Breach by Employee. The parties further agree that if, at any time, despite the express agreement of the parties hereto, Employee violates the provisions of this Agreement by violating the Non-Compete or Confidentiality sections, or by failing to perform his obligations under this Agreement, Employee shall forfeit any unexercised stock options, vested or not vested, and AutoZone may cease paying any further salary or bonus. In the event of breach by Employee of any provision of this Agreement, Employee acknowledges that such breach will cause irreparable damage to AutoZone, the exact amount of which will be difficult or impossible to ascertain, and that remedies at law for any such breach will be inadequate. Accordingly, AutoZone shall be entitled, in addition to any other rights or remedies existing in its favor, to obtain, without the necessity for any bond or other security, specific, performance and/or injunctive relief in order to enforce, or prevent breach of any such provision.

16. Death of Employee or Disability. If Employee should die or become disabled (such that he is no longer capable of performing his duties) during the term of this Agreement, then all salary and bonuses shall cease as of the date of his death or disability, all stock options shall be governed by the terms of the respective stock option agreements, and Employee shall receive disability or death benefits as may be provided under AutoZone's then existing policies and procedures related to disability or death of AutoZone senior executives. If Employee should die or become disabled (such that he is no longer capable of performing his duties) during the Continuation Period, then Employee, or his estate in the event of Employee's death, shall continue to be paid his then current Base Salary until the expiration of the Continuation Period and shall be paid any severance benefit payable to Employee pursuant to Paragraphs 9(a),9(b) or 11, all stock options shall be governed by the terms of the respective stock option agreements, and Employee shall receive disability or death benefits as may be provided under AutoZone's then existing policies and procedures related to disability or death of AutoZone senior executives.

17. Waiver. Any waiver of any breach of this Agreement by AutoZone shall not operate or be construed as a waiver of any subsequent breach by Employee. No waiver shall be valid unless in writing and signed by an authorized officer of AutoZone.

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18.      Assignment. Employee acknowledges that his services are unique and personal. Accordingly, Employee shall not assign his rights or delegate his duties or obligations under this Agreement. Employee's rights and obligations under this Agreement shall inure to the benefit of and be binding upon AutoZone successors and assigns. AutoZone may assign this Agreement to any wholly-owned subsidiary operating for the use and benefit of AutoZone.

19. Entire Agreement. This Agreement contains the entire understanding of the parties related to the matters discussed herein. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

20. Jurisdiction. This Agreement shall be governed and construed by the laws of the State of Tennessee, without regard to its choice of law rules. The parties agree that the only proper venue for any dispute under this Agreement shall be in the state or federal courts located in Shelby County, Tennessee.

21.      Survival. Paragraphs 9, 11, 13, 14, 15, 16, 20, 23 and 25 of this
         Agreement shall survive any termination of this Agreement or Employee's employment with AutoZone (including, without limitation termination pursuant to Paragraph 9, 10 or 11).

22. Notices. All notices hereunder shall be in writing and delivered by hand, by nationally-recognized delivery service that guarantees overnight delivery, or by first-class, registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to AutoZone, to:   AutoZone, Inc.
                                    123 South Front Street
                                    Memphis, TN  38103
         Attention:                 General Counsel

         With copy to:              James D.C. Barrall, Esq.
                                    Gary Olson, Esq.
                                    Latham & Watkins
                                    633 West Fifth Street, Suite 4000
                                    Los Angeles, CA  90071

         If to Employee, to:   Steve Odland
                                    c/o AutoZone, Inc.
                                    123 South Front Street
                                    Memphis, TN  38103

         With copy to:              Vedder, Price, Kaufman & Kammholz
                                    222 North LaSalle Street, Suite 2600
                                    Chicago, IL  60601
         Attention:                 Robert J. Stucker

         Either party may from time to time designate a new address by notice given in accordance with this Paragraph. Notice shall be effective when actually received by the addressee.

23. Tax Gross-Up Payment. If it shall be finally determined that any payment to Employee pursuant to this Agreement or any other payment or benefit from AutoZone, any affiliate, or any other person would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any similar tax payable under any United States federal, state, local or other law, then Employee shall receive a Tax Gross-Up Payment with respect to all such excise taxes and similar taxes (collectively, the "Excise Tax"). An initial determination as to whether a Tax Gross-Up Payment is required pursuant to this Agreement and the amount of such Tax Gross-Up Payment shall be made at AutoZone's expense by a nationally recognized accounting firm selected by AutoZone (the "Accounting Firm"). The determination by the Accounting Firm (the "Determination") shall be binding, final and conclusive upon AutoZone and the Employee for purposes of any dispute between the parties hereto. The parties hereto shall cooperate with each other in connection with

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         any proceeding or claim involving any taxing authority under this
         Paragraph 23 relating to the existence or amount of any liability for the Excise Tax; provided, however, that AutoZone shall control all proceedings taken in connection with such proceeding or claim and shall bear and pay directly all costs, expenses, and tax penalties and interest incurred in connection with such proceeding or claim. As a result of uncertainty in the application of Section 4999 of the Code at the time of the initial Determination by the Accounting Firm, it is possible that the Tax Gross-Up Payment made will have been an amount less than AutoZone should have paid pursuant to this Paragraph 23 (the "Underpayment") or an amount greater than AutoZone should have paid pursuant to this Paragraph 23 (the "Overpayment"). In the event that it is finally determined that an Underpayment exists and the Employee is required to make a payment of any Excise Tax, the Tax Gross-Up Payment shall be adjusted accordingly and the shortfall shall be promptly paid by AutoZone to the Employee or for his benefit. In the event that it is finally determined that an Overpayment exists and AutoZone paid a Tax Gross-Up Payment to the Employee in excess of the amount of the Tax Gross-Up Payment to which he is actually entitled hereunder, such excess shall be promptly reimbursed by the Employee to AutoZone.

24. No Mitigation. The Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Employee in any subsequent employment.

25. Indemnification. Employee shall be indemnified while serving as Chief Executive Officer or Chairman of the Board of Directors to the same extent and in the same manner as other members of the Board of Directors and senior executives of AutoZone.

26. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterpart signature pages may be delivered via facsimile.

                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the respective parties execute this Agreement.


  AUTOZONE, INC.




By:  /s/ Edward S. Lampert                            /s/   Steve Odland
     ---------------------------------------          -------------------------
Title:  Chairman, Compensation Committee              Employee